Exhibit 10.4

RESTRICTED STOCK RIGHTS AGREEMENT

(Performance-Based Vesting)

(Fiscal 2012 Annual Incentive Program)

THIS RESTRICTED STOCK RIGHTS AGREEMENT (this “Agreement”) is made effective as of the            day of           , 20           (the “Effective Date”), between Christopher & Banks Corporation, a Delaware corporation (the “Company”), and            (“Employee”).

1.             Award.

(a)           Rights.  Pursuant to the Second Amended and Restated Christopher & Banks Corporation 2005 Stock Incentive Plan (the “Plan”), Employee has been granted this restricted stock rights award (the “Award”), which represents the right to receive restricted shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) subject to fulfillment of the vesting conditions set forth in this Agreement and in Exhibit A to this Agreement.

(b)           Target Dollar Amount Subject to this Award.  The target dollar amount subject to this award shall be equal to Employee’s actual base salary earnings in fiscal 2012 (the “Target Dollar Amount”).

(c)           Rights Vesting Schedule.  Subject to the other terms and conditions of this Agreement and the Plan, this Award will vest, and Restricted Shares (half of which will be subject to further vesting requirements, as set forth in Exhibit B to this Agreement) will be awarded to Employee, in accordance with and to the extent provided in Exhibit A, following completion of the fiscal 2012 audit and a determination by the Compensation Committee (the “Committee”) that all or a portion of the Restricted Shares shall be awarded; provided Employee has been continuously employed since the Effective Date by the Company or any employing subsidiary of the Company.  The day on which the Award is scheduled to vest initially pursuant to this Section 1(c) is referred to in this Agreement as the “Scheduled Vest Date.”

(d)           Plan Controls.  Employee hereby agrees to be bound by all of the terms and provisions of the Plan, including any which may conflict with those contained in this Agreement.  The Plan is hereby incorporated by reference into this Agreement, and this Agreement is subject in all respects to the terms and conditions of the Plan.  In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.  Except as otherwise defined herein, capitalized terms contained in this Agreement shall have the same meaning as set forth in the Plan.

2.             Future Award of Restricted Shares.  Subject to the other terms of the Award, upon the Scheduled Vest Date, Employee shall be entitled to receive, in accordance with the terms and provisions of the Plan and this Agreement, the number of restricted shares (the “Restricted Shares”) calculated as provided in Exhibit A.  The Restricted Shares will be governed by the terms of the Restricted Stock Agreement (Time-Based Vesting) in the form attached as Exhibit B to this Agreement, which the Company will enter into with Employee as of the Scheduled Vest Date.  The Company will issue such Restricted Shares to Employee on the Scheduled Vest Date or as soon as administratively feasible following such date.  Although the Restricted Shares are vested as of the Scheduled Vest Date, no Restricted Shares will be issued to Employee until Employee executes the Restricted Stock Agreement (Time-Based Vesting).  If the number of Restricted Shares to be delivered to Employee is not a whole number, then the number of Restricted Shares shall be rounded down to the nearest whole number.  No fractional Restricted Shares shall be issued upon vesting of the Award.

Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Common Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law.  The Company shall not be obligated to issue or deliver any shares of Common Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.  In addition, the grant of the Award and the delivery in the future of any shares of Common Stock pursuant to this Agreement are subject to any clawback policies the Company may adopt in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 10D of the Securities Exchange Act of 1934 and any applicable rules and regulations of the Securities and Exchange Commission.

3.             Termination of Employment.  In the event of termination of Employee’s employment with the Company or any employing subsidiary of the Company for any reason prior to the Scheduled Vest Date, the entire Award shall be forfeited and immediately cancelled as of the date of such termination of employment.  The effect of a termination of employment that occurs after the Scheduled Vest Date is set forth in Exhibit B.

4.             Forfeiture of Award.  In the event that (i) during fiscal 2012 or that portion of fiscal 2013 that precedes the Scheduled Vest Date, Employee is placed on a formal (in writing) “performance improvement plan” or (ii) Employee is not rated “fully satisfactory” or higher for fiscal 2012 on Employee’s individual performance evaluation, the entire Award shall be forfeited and immediately cancelled as of the date of such event.

5.             Employment Relationship.  Nothing in this Agreement shall be construed as constituting a commitment, guaranty, agreement, or understanding of any kind or nature that the Company or its subsidiaries shall continue to employ Employee, and this Agreement shall not affect in any way the right of the Company or any of its subsidiaries to terminate the employment of Employee.  For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor corporation or a parent or subsidiary corporation of the Company or any successor corporation.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final.

6.             Committee’s Powers.  No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to a delegate to the extent of such delegation, pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Shares.

7.             Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all lawful successors to Employee permitted under the terms of the Plan.

8.             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the principles of conflicts of laws.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all effective as of the date first above written.

CHRISTOPHER & BANKS CORPORATION

By:

Title:

EMPLOYEE

Signed:

EXHIBIT A

Performance Vesting

This Exhibit A to the Restricted Stock Rights Agreement effective                      , 20           (the “Agreement”) contains the performance requirements for the vesting of the Award.  Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

Award of Restricted Shares

Upon the vesting of a dollar amount pursuant to the Agreement (including this Exhibit A), as determined by the Committee, Employee will be entitled to receive, in the manner set forth in Section 2 of the Agreement, a number of Restricted Shares equal to the whole number of shares of Common Stock of the Company that could be purchased by such dollar amount at the closing sale price of the shares of Common Stock as reported on the New York Stock Exchange (or such other stock market on which such shares are then being traded) on the day the Restricted Shares are awarded.

Vesting of Rights to Receive Restricted Shares Based on the Company’s Operating Income in Fiscal Year 2012

Whether the Award will vest depends on the Company’s Operating Income for its fiscal year 2012 compared to the Operating Income Target.  As used herein, “Operating Income” shall mean income before interest and taxes determined in accordance with Generally Accepted Accounting Principles but prior to accruing expense for (i) any awards under the Company’s annual incentive program for 2012 or any other performance or guaranteed bonuses paid or accrued by the Company during fiscal 2012 and based on fiscal 2012 performance, (ii) any discretionary employer matching contributions under the Company’s 401(k) Plan made or accrued in fiscal 2012 and (iii) excluding the impact (whether positive or negative) thereon of any change in accounting standards issued after the Effective Date and to be effective during the Company’s fiscal year 2012, or extraordinary items (as defined in accordance with Generally Accepted Accounting Principles).  For fiscal 2012, the Operating Income target equals $           Million (the “Operating Income Target”).

Subject to the forfeiture provisions set forth in Sections 3 and 4 of the Agreement, the Award shall vest with regard to the right to receive Restricted Shares on the Scheduled Vest Date as follows:

•                  If Operating Income is between           % and           % of the Operating Income Target, then Employee will vest with respect to           % of the Target Dollar Amount.

•                  If Operating Income is between           % and           % of the Operating Income Target, then Employee will vest with respect to           % of the Target Dollar Amount.

•                  If Operating Income equals or exceeds           % of the Operating Income Target, then Employee will vest with respect to           % of the Target Dollar Amount.

•                  If Operating Income is less than           % of the Operating Income Target, then Employee will not vest with respect to any portion of the Target Dollar Amount.

Chief Financial Officer Certification Required as Condition to Vesting

Prior to the Scheduled Vest Date, the Chief Financial Officer shall certify in writing to the Committee the Operating Income for the fiscal year ended March 3, 2012 based on the audited financial statements for the year.

EXHIBIT B

Form of Restricted Stock Agreement (Time-Based Vesting)

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made effective as of the            day of                      , 20          , between Christopher & Banks Corporation, a Delaware corporation (the “Company”), and            (“Employee”).

1.             Award.

(a)           Shares.  Pursuant to the Second Amended and Restated Christopher & Banks Corporation 2005 Stock Incentive Plan (the “Plan”),            shares (the “Restricted Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), shall be issued as hereinafter provided in Employee’s name subject to certain restrictions thereon.

(b)           Issuance of Restricted Shares.  The Restricted Shares shall be issued upon execution hereof by Employee and upon satisfaction of the conditions of this Agreement.

(c)           Plan Controls.  Employee hereby agrees to be bound by all of the terms and provisions of the Plan, including any which may conflict with those contained in this Agreement.  The Plan is hereby incorporated by reference into this Agreement, and this Agreement is subject in all respects to the terms and conditions of the Plan.  In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.  Except as otherwise defined herein, capitalized terms contained in this Agreement shall have the same meaning as set forth in the Plan.

2.             Restricted Shares.  Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a)           Forfeiture Restrictions.  The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of Employee’s employment with the Company or employing subsidiary for any reason other than (i) death or (ii) disability, as defined below, or except as otherwise provided in the last sentence of subsection (b) of this Section 2, Employee shall, for no consideration, forfeit to the Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions.  The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment are herein referred to as “Forfeiture Restrictions.”  The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.  For purposes of this Agreement, “disability” shall mean any physical or mental condition which would qualify Employee for a disability benefit under any long-term disability plan then maintained by the Company or the employing subsidiary.

(b)           Lapse of Forfeiture Restrictions.  The Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with the following schedule, provided that Employee has been continuously employed by the Company (or any subsidiary of the Company) from the date of this Agreement through the lapse date:

Lapse Date or Dates	Number of Restricted Shares as to Which Forfeiture Restrictions Lapse on Such Dates

Scheduled Vest Date as defined in the Restricted Stock Rights Agreement between the Company and Employee

Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares on the earlier of (i) the occurrence of a Change in Control (as such term is defined in Section 10 of the Plan), or (ii) the date Employee’s employment with the Company is terminated by reason of death or disability, as defined above.  In the event Employee’s employment is terminated for any other reason, the Committee which administers the Plan (the “Committee”) may, in the Committee’s sole discretion, approve the lapse of Forfeiture Restrictions as to any or all Restricted Shares still subject to such restrictions, such lapse to be effective on the date of such approval or Employee’s termination date, if later.

(c)           Issuance and Custody of Certificates.  The Company shall cause the Restricted Shares to be issued in Employee’s name, either by book-entry registration or issuance of a stock certificate or certificates, pursuant to which Employee shall have voting rights and shall be entitled to receive all dividends unless and until the Restricted Shares are forfeited pursuant to the provisions of this Agreement.  The Restricted Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order.  If any certificate is issued, the certificate shall bear a legend evidencing the nature of the Restricted Shares, and the Company may cause the certificate to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Company as a depository for safekeeping until the forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this Agreement.  If a certificate is issued, upon request of the Committee or its delegate, Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions.

Upon the lapse of the Forfeiture Restrictions without forfeiture, and following payment of the applicable withholding taxes pursuant to Section 3 hereof, the Company shall cause the shares upon which Forfeiture Restrictions lapsed (less any shares withheld to pay taxes), free of the restrictions and/or legend described above, to be delivered, either by book-entry registration or in the form of a certificate or certificates, registered in Employee’s name or in the names of Employee’s legal representatives, beneficiaries or heirs, as the case may be.

Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Common Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law.  The Company shall not be obligated to issue or deliver any shares of Common Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.  In addition, the grant of the Restricted Shares and the delivery of any shares of Common Stock pursuant to this Agreement are subject to any clawback policies the Company may adopt in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 10D of the Securities Exchange Act of 1934 and any applicable rules and regulations of the Securities and Exchange Commission.

3.             Income Tax Matters.  In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Employee, are withheld or collected from Employee.  In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, Employee may elect to satisfy Employee’s tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Restricted Shares, by (i) delivering cash, a check (bank check, certified check or personal check) or a money order payable to the Company, (ii) having the Company withhold a portion of the Restricted Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, (iii) delivering to the Company shares of Common Stock held by Employee for more than six (6) months (or such period as the Committee may deem appropriate for accounting purposes or otherwise) having a Fair Market Value equal to the amount of such taxes, or (iv) a combination of the methods described above, as approved by the Committee.  If the number of shares of Common Stock to be delivered to Employee is not a whole number, then the number of shares of Common Stock shall be rounded down to the nearest whole number.  Employee’s election regarding satisfaction of withholding obligations must be made on or before the date that the amount of tax to be withheld is determined.

4.             Employment Relationship.  Nothing in this Agreement shall be construed as constituting a commitment, guaranty, agreement, or understanding of any kind or nature that the Company or its subsidiaries shall continue to employ the Employee, and this Agreement shall not affect in any way the right of the Company or any of its subsidiaries to terminate the employment of the Employee.  For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor corporation or a parent or subsidiary corporation of the Company or any successor corporation.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final.

5.             Committee’s Powers.  No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, in a delegate to the extent of such delegation, pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Shares.

6.             Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all lawful successors to Employee permitted under the terms of the Plan.

7.             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all effective as of the date first above written.

CHRISTOPHER & BANKS CORPORATION

By:

Title:

EMPLOYEE

Signed:

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